Exhibit 99.(e)(1)(iv)

AMENDMENT #3 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT #3 (“Amendment”) to the Distribution Agreement (the “Agreement”), dated as of September 30, 2021 and as further amended from time to time, by and between Mercer Funds, a Delaware statutory trust (the “Trust”), and MGI Funds Distributors, LLC, a Delaware limited liability company (the “Distributor”), is made effective as of the 3rd day of March 2025.

RECITALS

WHEREAS, Mercer Global Low Volatility Equity Fund (the “Global Low Volatility Fund” and together with the other series of the Trust, the “Funds”) liquidated effective March 3, 2025;

WHEREAS, the Agreement provides that the parties may mutually agree to supplement or amend any provision of the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to remove the Global Low Volatility Fund as a result of its liquidation.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

1.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

2.	The Trust and the Distributor each acknowledge that all of their respective representations and warranties contained in the Agreement are true and correct as of the date hereof.

3.	All other terms and provisions of the Agreement shall remain in full force and effect, except as modified hereby.

Mercer Funds	MGI Funds Distributors, LLC

By:	/s/ Larry Vasquez	By:	/s/ Teresa Cowan
Name:	Larry Vasquez	Name:	Teresa Cowan
Title:	Vice President	Title:	President

EXHIBIT A

THIS EXHIBIT A, effective as of March 3, 2025, is Exhibit A to that certain Distribution Agreement, dated as of September 30, 2021, and as further amended from time to time, between MGI Funds Distributors, LLC and Mercer Funds.

Fund Names

Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Emerging Markets Equity Fund
Mercer Core Fixed Income Fund
Mercer Opportunistic Fixed Income
Mercer Short Duration Fixed Income Fund